Hudson River Bancorp, Inc. Reports Record Annual Earnings With 14% Increase in Earnings; Announces Quarterly Dividend

HUDSON, NY -- 04/15/2004 -- Hudson River Bancorp, Inc. (NASDAQ: HRBT) announced today financial results for its fiscal year ended March 31, 2004. Net income was $31.8 million, or $1.10 diluted earnings per share, for the year ended March 31, 2004, up 14% from the $27.9 million, or $0.97 diluted earnings per share, for the same period a year previously. Net income for the fourth quarter ended March 31, 2004 was $8.3 million, or $0.29 diluted earnings per share, up 16% from the $7.2 million and $0.25 for the quarter ended March 31, 2003. Per share information has been restated to give effect to the 2-for-1 stock split completed on January 15, 2004.

The improvement in earnings for the year ended March 31, 2004 is due to an increase in other operating income, primarily from fee income in connection with mortgage refinance activity, and a decrease in other operating expenses, offset in part by a decrease in net interest income.

In addition to the record annual earnings, the Company also announced that it will pay a quarterly cash dividend of $0.08 per share on its common stock. The dividend will be payable on May 13, 2004 to shareholders of record on April 29, 2004.

The Company had $2.6 billion in total assets at March 31, 2004. The Company's efficiency ratio was 50.39% for the year ended March 31, 2004, an improvement from the 53.05% for the year ended March 31, 2003. The Company's return on average assets for the year ended March 31, 2004 was 1.25%, up from 1.12% for the prior fiscal year. The Company's return on average equity was 11.81% for the year ended March 31, 2004, up from 11.33% from the prior fiscal year. The Company's net interest margin was 3.71% for the year ended March 31, 2004, down from 4.09% for the year ended March 31, 2003. Lower market interest rates primarily contributed to the decrease in the net interest margin.

In announcing the year end results, Hudson River Bancorp's President and Chief Executive Officer, Carl A. Florio stated, "I am very pleased with our financial results for the 2004 fiscal year. Our success in achieving our beginning of the year initiatives to reduce operating expenses and improve noninterest revenue contributed greatly to our record earnings."

Mr. Florio continued, "In early April, the Company announced that it had reached a definitive agreement to merge with First Niagara Financial Group, Inc. Under the terms of the agreement, Hudson River Bancorp shareholders will have the option to receive cash, First Niagara stock, or a mixture of cash and First Niagara stock for each Hudson River Bancorp share held. The actual value of the transaction is dependent on the average stock price for First Niagara just prior to the completion of the merger." Florio went on to say "The Board and Senior Management have remained committed since our initial public offering in 1998 to improving shareholder value. Because the merger consideration provides for a stock component, the long-term value of this transaction will be predicated upon the performance of First Niagara. We feel confident that the combination of our two franchises will continue to provide growth in shareholder value."

Headquartered in Hudson, NY, the Company provides full-service banking, as well as investment management, brokerage, insurance, trust, private banking and commercial services through its subsidiary, Hudson River Bank and Trust Company ("Hudson"), and its 50 branch offices located throughout the Capital District area. The Company also services municipal customers through Hudson River Commercial Bank, a subsidiary of Hudson. Customers' banking needs are served 24 hours a day through an extensive ATM network system and through the Company's automated telephone banking system. The Company offers the convenience of Internet Banking through its web site at www.hudsonriverbank.com.

Except for historical information contained herein, the matters contained in this news release and other information in the Company's SEC filings, may express "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer based requirements, the ability of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Hudson River does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                       Hudson River Bancorp, Inc.

Consolidated Income
 Statements
(In thousands, except      For the Three Months       For the Years
 share and per share          Ended March 31,         Ended March 31,
 data)                       2004        2003        2004        2003
                          ----------  ----------  ----------  ----------

Interest income           $   33,466  $   35,097  $  131,980  $  150,950
Interest expense              10,396      12,358      44,064      56,366
                          ----------  ----------  ----------  ----------
  Net interest income         23,070      22,739      87,916      94,584
Provision for loan
 losses                        1,200       1,500       4,800       6,000
                          ----------  ----------  ----------  ----------
  Net interest income
   after provision for
   loan losses                21,870      21,239      83,116      88,584
Other operating income         5,282       5,174      21,589      17,256
Other operating expenses      14,486      15,437      56,408      60,883
                          ----------  ----------  ----------  ----------
Income before tax
 expense                      12,666      10,976      48,297      44,957
Tax expense                    4,376       3,802      16,509      17,103
                          ----------  ----------  ----------  ----------
  Net income              $    8,290  $    7,174  $   31,788  $   27,854
                          ==========  ==========  ==========  ==========

Average Balances
 and Shares
Assets                    $2,601,968  $2,469,964  $2,539,372  $2,476,371
Shareholders' equity         278,672     254,336     269,206     245,860
Earning assets             2,427,650   2,293,765   2,369,114   2,313,965
Interest-bearing
 liabilities               2,082,543   2,005,523   2,036,236   2,023,093
Weighted average
 shares outstanding:
  Basic (1)               28,084,876  27,750,378  27,998,674  27,710,706
  Diluted (1)             29,085,664  28,557,234  28,945,749  28,622,448

Profitability Ratios
Basic earnings per
 share (1)                $     0.30  $     0.26  $     1.14  $     1.01
Diluted earnings
 per share (1)                  0.29        0.25        1.10        0.97
Return on average
 assets (2)                     1.28%       1.18%       1.25%       1.12%
Return on average
 equity (2)                    11.96%      11.44%      11.81%      11.33%
Return on average
 tangible equity (2)           16.01%      15.90%      16.02%      16.00%
Dividend payout ratio          27.71%      25.79%      26.61%      24.04%
Net interest rate spread        3.53%       3.71%       3.41%       3.73%
Net interest margin (2)         3.82%       4.02%       3.71%       4.09%
Efficiency ratio (3)           50.13%      53.91%      50.39%      53.05%
Expenses to average
 assets ratio (3)               2.20%       2.47%       2.17%       2.40%

(1) Weighted average shares and per share data have been restated to give effect to a 2-for-1 stock split effective January 15, 2004.
(2) Annualized for the three month periods.
(3) Ratio does not include other real estate owned and repossessed property expenses and other intangibles amortization for each period.
    Efficiency ratio also does not include net securities transactions.

                       Hudson River Bancorp, Inc.

Consolidated Balance Sheets                           Balances as of
(In thousands, except share                              March 31,
 and per share data)                                2004             2003
                                                    ----             ----

Cash and due from banks                       $    59,184      $    64,869
Money market investments                           50,210                -
Federal funds sold                                 56,286          303,300
                                              -----------      -----------
     Cash and cash equivalents                    165,680          368,169
                                              -----------      -----------

Securities available for sale, at fair value      650,524          341,524
Federal Home Loan Bank of New York stock           22,936           19,332
Loans                                           1,665,699        1,649,086
Allowance for loan losses                         (40,252)         (38,276)
                                              -----------      -----------
     Net loans                                  1,625,447        1,610,810
                                              -----------      -----------
Accrued interest receivable                         9,958            9,634
Premises and equipment, net                        27,401           28,447
Other real estate owned and repossessed
  property                                            497              834
Goodwill                                           65,304           65,304
Other intangible assets, net                        4,981            6,021
Other assets                                       46,102           44,837
                                              -----------      -----------
     Total assets                             $ 2,618,830      $ 2,494,912
                                              ===========      ===========

Deposits                                        1,820,973        1,798,373

Securities sold under agreements to
 repurchase                                        17,578           18,357
Long-term FHLB borrowings                         458,449          386,628
Mortgagors' escrow deposits                         6,381            6,306
Other liabilities                                  27,672           27,005
                                              -----------      -----------
     Total liabilities                          2,331,053        2,236,669
     Total shareholders' equity                   287,777          258,243
                                              -----------      -----------

     Total liabilities and shareholders'
      equity                                  $ 2,618,830      $ 2,494,912
                                              ===========      ===========

Share Information
Shares outstanding at period end               30,331,438       30,338,258
Book value per share at period end (1)        $     10.17      $      9.22
Book value per share, including unallocated
  ESOP shares and unvested RRP shares (1)     $      9.49      $      8.51
Tangible book value per share at period
  end (1)                                     $      7.68      $      6.67
Tangible book value per share,
 including unallocated ESOP and unvested
 RRP shares (1)                               $      7.17      $      6.16
Closing market price at period end (1)        $     20.60      $     11.49

Asset Quality
Nonperforming loans                           $    19,087      $    20,151
OREO and repossessed property                         497              834
                                              -----------      -----------
     Total nonperforming assets               $    19,584      $    20,985
                                              ===========      ===========

Nonperforming loans to total loans                   1.15%            1.22%
Nonperforming assets to total assets                 0.75%            0.84%
Allowance for loan losses to:
     Total loans                                     2.42%            2.32%
     Nonperforming loans                           210.89%          189.95%

(1) Per share data has been restated to give effect to a 2-for-1 stock split effective January 15, 2004.

Contact:
Carl A. Florio
President & CEO
Timothy E. Blow
Chief Financial Officer
518-828-4600